UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2021
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On April 14, 2021 (the “Effective Date”), Sonic Automotive, Inc. (the “Company”) and certain of its subsidiaries entered into a Fifth Amended, Restated and Consolidated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, revolving swing line lender, new vehicle swing line lender, used vehicle swing line lender, and letter of credit issuer, and Bank of America, N.A., BMW Financial Services NA, LLC, JPMorgan Chase Bank, N.A., U.S. Bank National Association, Mercedes-Benz Financial Services USA LLC, Wells Fargo Bank, National Association, Capital One, N.A., MassMutual Asset Finance LLC, PNC Bank, National Association, TD Bank, N.A., Toyota Motor Credit Corporation, VW Credit, Inc., American Honda Finance Corporation, and World Omni Financial Corp., as lenders. The Credit Agreement establishes a revolving credit facility (the “Revolving Facility”), a new vehicle floorplan inventory finance facility (the “New Vehicle Floorplan Facility”) and a used vehicle floorplan inventory finance facility (the “Used Vehicle Floorplan Facility” and, collectively with the New Vehicle Floorplan Facility, the “Floorplan Facility”). In connection with the entering into of the Credit Agreement, Comerica Bank ceased to be a lender under the Revolving Facility and the Floorplan Facility.
The Credit Agreement amended, restated and consolidated (i) the Fourth Amended and Restated Credit Agreement, dated as of November 30, 2016, among the Company and certain of its subsidiaries and the lenders and letter of credit issuers party thereto (as amended prior to the Effective Date, the “Existing Revolving Credit Agreement”), and (ii) the Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement, dated as of November 30, 2016, among the Company and certain of its subsidiaries and the lenders party thereto (as amended prior to the Effective Date, the “Existing Floorplan Credit Agreement”). The Revolving Facility and the Floorplan Facility have a maturity date of April 14, 2025, unless extended pursuant to the terms of the Credit Agreement.
Revolving Credit Facility
The Revolving Facility has a borrowing limit of $250 million, which may be expanded at the request of the Company to up to $300 million upon satisfaction of certain conditions. The Revolving Facility is available for acquisitions, capital expenditures, working capital and general corporate purposes. The amount available for borrowing under the Revolving Facility is reduced on a dollar-for-dollar basis by the aggregate face amount of any outstanding letters of credit under the Revolving Facility and is subject to compliance with a borrowing base. The borrowing base for the Revolving Facility is calculated based on the value of eligible accounts, parts and accessories inventory, equipment and real estate designated by the Company. The Credit Agreement provides that under certain circumstances, the Company may convert unused portions of lender commitments for the Revolving Facility, the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility into commitments for one or more of the other facilities under the Credit Agreement.
Amounts outstanding under the Revolving Facility bear interest at (i) a specified percentage above LIBOR (as defined in the Credit Agreement) or its specified alternative, ranging from 1.00% to 2.00% per annum according to a performance-based pricing grid determined by the Company’s Consolidated Total Lease Adjusted Leverage Ratio (as defined in the Credit Agreement) as of the last day of the immediately preceding fiscal quarter (the “Performance Grid”), or (ii) a specified percentage above the Base Rate (as defined in the Credit Agreement), ranging from 0.15% to 1.00% per annum according to the Performance Grid. In addition, there is a quarterly commitment fee payable by the Company on the unused portion of the Revolving Facility, ranging from 0.15% to 0.40% per annum according to the Performance Grid. The Revolving Facility also provides for a quarterly letter of credit fee payable by the Company on the outstanding letters of credit under the Revolving Facility, ranging from 0.875% to 1.875% per annum according to the Performance Grid.
In connection with the entering into of the Credit Agreement, the Company, its subsidiaries or its affiliates, as applicable, entered into various collateral documents with respect to the Revolving Facility. These documents include an amended and restated security agreement, an amended and restated escrow and security agreement, an amended and restated securities pledge agreement and amended and restated guaranty agreements (collectively with the other agreements delivered in connection with the Credit Agreement, the “Collateral Documents”) with Bank of America, N.A., as administrative agent. Under the Collateral Documents, outstanding obligations under the Revolving Facility are secured by a pledge of substantially all of the Company’s personal property and the personal property of substantially all of the Company’s domestic subsidiaries. The Collateral Documents also provide for the pledge of the franchise agreements and stock or equity interests of the Company’s dealership franchise subsidiaries, except for those dealership franchise subsidiaries where the applicable manufacturer prohibits such a pledge, in which cases the stock or equity interests of the dealership franchise subsidiary is subject to an escrow arrangement with the administrative agent. Substantially all of the Company’s domestic subsidiaries also guarantee the Company’s obligations under the Revolving Facility under the terms of an amended and restated subsidiary guaranty agreement with Bank of America, N.A., as administrative agent, entered into in connection with the Credit Agreement.

The Credit Agreement contains certain negative covenants, including covenants which could restrict or prohibit indebtedness, liens, payment of dividends and other restricted payments, capital expenditures and material dispositions and acquisitions of assets, as well as other customary covenants and default provisions. Financial covenants include required specified ratios (as each is defined in the Credit Agreement) as set forth below, which are unchanged from those set forth in each of the Existing Revolving Credit Agreement and Existing Floorplan Credit Agreement:

Covenant
Consolidated Liquidity Ratio	Consolidated Fixed Charge Coverage Ratio	Consolidated Total Lease Adjusted Leverage Ratio
Not less than 1.05 to 1.00	Not less than 1.20 to 1.00	Not more than 5.75 to 1.00
The Credit Agreement contains events of default applicable to the Revolving Facility, including cross-defaults to other material indebtedness, including the Floorplan Facility, change of control events and events of default customary for syndicated commercial credit facilities. Upon the occurrence of an Event of Default (as defined in the Credit Agreement) and subject to the Company’s ability to cure under certain circumstances, the Company could be required to immediately repay all outstanding amounts under both the Revolving Facility and Floorplan Facility.
Floorplan Facility
The Floorplan Facility is comprised of the New Vehicle Floorplan Facility in an amount up to $1 billion and the Used Vehicle Floorplan Facility in an amount up to $550 million, subject to certain limitations. The Company may, under certain conditions, request an increase in the Floorplan Facility by up to $250 million in the aggregate, which shall be allocated between the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility as the Company requests, with no more than 40% of the aggregate commitments allocated to the commitments under the Used Vehicle Floorplan Facility.
The New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility provide availability to finance new vehicle inventory and used vehicle inventory, respectively. Amounts outstanding under the New Vehicle Floorplan Facility bear interest at an annual rate equal to (i) 1.20% above LIBOR (as defined in the Credit Agreement) or (ii) 0.25% above the Base Rate (as defined in the Credit Agreement). In addition, there is a quarterly commitment fee payable by the Company on the unused portion of the New Vehicle Floorplan Facility equal to 0.15% per annum. Amounts outstanding under the Used Vehicle Floorplan Facility bear interest at an annual rate equal to (a) 1.45% above LIBOR or (b) 0.50% above the Base Rate. In addition, there is a quarterly commitment fee payable by the Company on the unused portion of the Used Vehicle Floorplan Facility equal to 0.15% per annum.
Outstanding obligations under the Floorplan Facility are guaranteed by the Company and certain of its subsidiaries and are secured by a pledge of substantially all of the personal property of certain of the Company’s domestic subsidiaries, subject to the same limitations as are applicable to the Revolving Facility with respect to the pledging of franchise agreements and stock or equity interests of applicable Company dealership franchise subsidiaries where such pledges are prohibited by the applicable manufacturer.
The Credit Agreement contains events of default applicable to the each of the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility, including cross-defaults to other material indebtedness, including the Revolving Facility, and the same change of control events and events of default customary for syndicated commercial credit facilities that apply to the Revolving Facility.
Certain of the lenders under the Credit Agreement are also parties to various other floorplan arrangements with the Company and its subsidiaries. The Company and its affiliates also have commercial banking, investment banking, mortgage financing, retail lending and other lending relationships with certain of the lenders under the Credit Agreement and the separate floorplan credit arrangements, and/or affiliates of such lenders. For some of these lending arrangements for the benefit of certain affiliates of the Company, the particular lending arrangement is secured by the Company’s common stock held by the particular affiliate. The Company has also entered into interest rate cap agreements with certain of the lenders under the Credit Agreement or their affiliates.
The foregoing descriptions are qualified in their entirety by reference to the full text of the Credit Agreement and the Collateral Documents, copies of which are attached hereto as Exhibits 10.1 through 10.7 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 is incorporated by reference into this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(b)    Exhibits.

Exhibit No.	Description

10.1
Fifth Amended, Restated and Consolidated Credit Agreement, dated as of April 14, 2021, among Sonic Automotive, Inc.; the subsidiaries of Sonic Automotive, Inc. named therein; each lender a party thereto; Bank of America, N.A., as administrative agent, revolving swing line lender, new vehicle swing line lender, used vehicle swing line lender and an l/c issuer.

10.2	Form of Promissory Note, dated April 14, 2021, executed by Sonic Automotive, Inc., as borrower, in favor of each of the lenders to the Fifth Amended, Restated and Consolidated Credit Agreement.

10.3	Fourth Amended and Restated Company Guaranty Agreement, dated as of April 14, 2021, by Sonic Automotive, Inc. to Bank of America, N.A., as administrative agent for each of the lenders.

10.4
Fifth Amended, Restated and Consolidated Subsidiary Guaranty Agreement, dated as of April 14, 2021, by the subsidiaries of Sonic Automotive, Inc. named therein, as guarantors, to Bank of America, N.A., as administrative agent for each of the lenders.

10.5
Fifth Amended and Restated Securities Pledge Agreement, dated as of April 14, 2021, among Sonic Automotive, Inc., the subsidiaries of Sonic Automotive, Inc. named therein and Bank of America, N.A., as administrative agent for the lenders.

10.6
Fifth Amended and Restated Escrow and Security Agreement, dated as of April 14, 2021, among Sonic Automotive, Inc., the subsidiaries of Sonic Automotive, Inc. named therein and Bank of America, N.A., as administrative agent for each of the lenders.

10.7
Fifth Amended and Restated Security Agreement, dated as of April 14, 2021, among Sonic Automotive, Inc., the subsidiaries of Sonic Automotive, Inc. named therein and Bank of America, N.A., as administrative agent for each of the lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

April 20, 2021	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel